SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 23, 2009
ALLIANCE BANCSHARES CALIFORNIA
(Exact Name of Registrant as Specified in its Charter)

California	000-33455	91-2124567
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
100 Corporate Pointe
Culver City, CA 90230
(Address of Principal Executive Offices)
(310) 410-9281
(Registrant’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Resignation of Registrant’s Certifying Accountants
On March 23, 2009, Alliance Bancshares California (the “Company”) received notification from McGladrey & Pullen LLP (“McGladrey”) of their resignation as the Company’s independent registered public accounting firm. This is due to the principal operating subsidiary of the Company being closed by the California Department of Financial Institutions on February 6, 2009 as more fully described in a Form 8-K filing on February 12, 2009.
McGladrey’s reports on the Company’s consolidated financial statements for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company’s fiscal years ended December 31, 2007 and 2006, and the period January 1, 2008 through March 23, 2009, there were no disagreements between the Company and McGladrey on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to McGladrey’s satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s consolidated financial statements for the relevant year.
During the Company’s fiscal years ended December 31, 2007 and 2006, and the period January 1, 2008 through March 23, 2009, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
The Company has furnished a copy of the above disclosures to McGladrey and requested that McGladrey provide a letter addressed to the Commission stating whether or not it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.
ITEM 9.01 Financial Statements and Exhibits
     One exhibit is filed as a part of this Current Report on Form 8-K.

16.1	Letter from McGladrey to the Securities and Exchange Commission, dated March 24, 2009, regarding agreement with the statements made in this Form 8-K.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Bancshares California
Dated: March 25, 2009	By:	/s/ Curtis S. Reis
Curtis S. Reis
Chairman & Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
16.1	Letter from McGladrey to the Securities and Exchange Commission, dated March 24, 2009, regarding agreement with the statements made in this Form 8-K.

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